EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Xethanol Corporation

We consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated March 31, 2005, relating to the consolidated financial statements of Xethanol Corporation appearing in this Registration Statement, and to the references to us under the headings "Experts" and "Change in Accountants" in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York
December 19, 2005